                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  January 2, 1996.



                               THE RIVAL COMPANY
       ----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                     Delaware                         43-0794462
       -----------------------------------      ----------------------
         (State or other jurisdiction of            (I.R.S.Employer
         incorporation or organization)           Identification No.)


                        Commission file number 0-20274
                                               -------



             800 E. 101st Terrace, Kansas City, MO             64131
          ----------------------------------------------     ----------
             (Address of principal executive offices)        (Zip Code)



                                (816) 943-4100
      ------------------------------------------------------------------
             (Registrant's telephone number, including area code)



                                Not applicable
       -----------------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed from last report)

ITEM 2.  ACQUISITION OF ASSETS

On January 2, 1996, the Company acquired 100% of the common stock of Fasco Consumer Products, Inc. ("Fasco"), from H.S. Investments Inc., a subsidiary of BTR Dunlop, Inc. Fasco is a manufacturer of heating, ventilating and other convenience products that are distributed through wholesale and retail markets with annual sales of approximately $40 million. The Company intends to continue to use the assets of Fasco for the manufacture of heating, ventilating and other convenience products.

The Company paid $23,532,000 in cash as consideration for the common stock of Fasco and a Non-compete Agreement from H.S. Investments Inc. and its affiliates. The amount of the consideration was determined by negotiation between the parties. The source of the funds used by the Company to effect the acquisition was borrowings under its Revolving Credit Agreement which was amended to increase the facility from $50 million to $75 million to accommodate the transaction. The acquisition will be accounted for as a purchase and, accordingly, the purchase price will be allocated to Fasco's assets and liabilities based upon their respective fair values.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired
     -----------------------------------------

Audited financial statements of Fasco Consumer Products, Inc. as of and for the nine months ended September 30, 1995 are attached hereto as Exhibit 2.

(b)  Pro Forma Financial Information (Unaudited)
     -------------------------------------------

The following unaudited pro forma consolidated balance sheet as of December 31, 1995 gives effect to the acquisition as though it had occurred on December 31, 1995. The unaudited pro forma statements of earnings for the fiscal year ended June 30, 1995 and the six months ended December 31, 1995 give effect to the acquisition as if it had occurred at the beginning of the periods presented.
The financial statements utilized in the fiscal year pro forma information are for the year ended December 31, 1995 for Fasco. The financial statements of Fasco utilized in the pro forma interim financial information presented are for the six months ended December 31, 1995. The unaudited pro forma financial statements were prepared utilizing available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial statements may not be indicative of the Company's financial position or results of operations had the acquisition actually occurred on the dates indicated.

                               THE RIVAL COMPANY
                 Unaudited Pro Forma Consolidated Balance Sheet
                               December 31, 1995
                             (Amounts in thousands)

                                                         Pro Forma
ASSETS                                 Rival   Fasco   Adjustments      Pro Forma
                                      -------  ------  -----------      ---------
Current Assets:
  Cash                                    461      25      (25)(3)          461
  Accounts Receivable                  86,612   6,211        0           92,823
  Merchandise Inventories              74,092   7,694        0           81,786
  Other Current Assets                  1,481   2,141   (1,160)(3)        2,462
                                      -------  ------  -------          -------
    Total Current Assets              162,646  16,071   (1,185)         177,532
Property, Plant and Equipment, net     27,096   7,104    2,210 (1)       36,410
Goodwill                               47,374       0        0           47,374
Other Assets                            2,784       0    4,000 (1)        6,784
                                      -------  ------  -------          -------

                                      239,900  23,175    5,025          268,100
                                      -------  ------  -------          -------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Notes Payable                        53,900       0   23,532 (2)       77,432
  Current Portion of Long-Term Debt     4,000       0        0            4,000
  Accounts Payable                     17,209   2,372        0           19,581
  Other Current Liabilities            14,738   1,028      202 (1),(3)   15,968
                                      -------  ------  -------          -------
    Total Current Liabilities          89,847   3,400   23,734          116,981
Long-Term Debt                         42,000       0        0           42,000
Other                                     226   1,031   (1,031)(3)          226
Deferred Taxes                          2,372       0    1,066 (1)        3,438
                                      -------  ------  -------          -------
    Total Liabilities                 134,445   4,431   23,769          162,645

Shareholders' Equity                  105,455  18,744  (18,744)(4)      105,455
                                      -------  ------  -------          -------
                                      239,900  23,175    5,025          268,100
                                      =======  ======  =======          =======

Notes:
     1) Adjustment to fair value of certain assets acquired and liabilities assumed as part of Stock Purchase Agreement dated December 29, 1995 and recognition of the value of the eight year non-compete agreement included in the acquisition.

     2) Recognition of indebtedness incurred by Rival to finance the acquisition under its Revolving Credit Facility.

     3)  Elimination of assets not acquired and liabilities not assumed.

     4)  Elimination of shareholders' equity accounts of Fasco.

                               THE RIVAL COMPANY
            Unaudited Pro Forma Consolidated Statement of Earnings
                           Year ended June 30, 1995
               (Amounts in thousands, except per share amounts)

                                                                  Pro Forma
                                           Rival     Fasco(1)    Adjustments    Pro Forma
                                          -------    --------    -----------    ---------
Net Sales                                 231,711     40,726                     272,437
Cost of Sales                             168,406     29,484                     197,890
                                          -------     ------                     -------
    Gross Profit                           63,305     11,242                      74,547
Selling Expenses                           26,019      7,600                      33,619
General and Administrative Expenses         8,589      2,385        (989)(2)       9,985
Goodwill Amortization                       1,327          0                       1,327
Amortization of Non-compete Agreements        300          0         500 (3)         800
                                          -------     ------       -----         -------
    Operating Income                       27,070      1,257         489          28,816
                                          -------     ------       -----         -------

Interest Expense                            4,216         33       1,612 (4)       5,861
Other (Income) Expenses                       120          0                         120
                                          -------     ------       -----         -------
    Total Other Expenses                    4,336         33       1,612           5,981
                                          -------     ------       -----         -------

Earnings before Income Taxes               22,734      1,224      (1,123)         22,835
Income Tax Expense                          8,749        482        (432)(5)       8,799
                                          -------     ------       -----         -------
Net Earnings                               13,985        742        (691)         14,036
                                          =======     ======       =====         =======

Weighted Average Common and Common
  Equivalent Shares Outstanding             9,505                                  9,505
                                          =======                                =======

Net Earnings Per Share                       1.47                                   1.48
                                          =======                                =======

Notes:
    1)  Fasco operating results are for the year ended December 31, 1995.

    2) During 1995, Fasco recognized lower expenses in the amount of $746,000 as a result of a curtailment relative to its postretirement benefit plans. Postretirement benefits will not be offered subsequent to the acquisition and, therefore, this benefit has been reversed in the pro forma presentation. The pro forma adjustments also recognize the reversal of $1,335,000 in expenses allocated by Fasco's former parent company. Additionally, recognition has been given to $400,000 in annual savings from lower salary and fringe benefit costs related to administrative positions which will be eliminated in March 1996 as a result of integrating these functions.

    3)  Amortization of the Non-compete Agreement from the acquisition.

    4) Elimination of the historical interest expense of Fasco and recognition of pro forma interest resulting from indebtedness associated with the transaction (such interest assumed to bear a rate of 7.0%).

    5)  Income taxes are provided at a rate of 38.5%.

                               THE RIVAL COMPANY
            Unaudited Pro Forma Consolidated Statement of Earnings
                      Six months ended December 31, 1995
               (Amounts in thousands, except per share amounts)

                                                                  Pro Forma
                                           Rival     Fasco(1)    Adjustments    Pro Forma
                                          -------    --------    -----------    ---------
Net Sales                                 171,347     19,995                     191,342
Cost of Sales                             122,621     15,530                     138,151
                                          -------     ------                     -------
    Gross Profit                           48,726      4,465                      53,191
Selling Expenses                           18,573      4,065                      22,638
General and Administrative Expenses         5,383      1,183        (541)(2)       6,025
Goodwill Amortization                         812          0                         812
Amortization of Non-compete Agreements        150          0         250 (3)         400
                                          -------     ------       -----         -------
    Operating Income                       23,808       (783)        291          23,316
                                          -------     ------       -----         -------

Interest Expense                            3,160          0         820 (4)       3,980
Other (Income) Expenses                       144          0                         144
                                          -------     ------       -----         -------
    Total Other Expenses                    3,304          0         820           4,124
                                          -------     ------       -----         -------

Earnings before Income Taxes               20,504       (783)       (529)         19,192
Income Tax Expense                          7,955       (309)       (204)(5)       7,442
                                          -------     ------       -----         -------
Net Earnings                               12,549       (474)       (325)         11,750
                                          =======     ======       =====         =======

Weighted Average Common and Common
  Equivalent Shares Outstanding             9,931                                  9,931
                                          =======                                =======

Net Earnings Per Share                       1.26                                   1.18
                                          =======                                =======

Notes:
    1)  Fasco operating results are for the six months ended December 31, 1995.

    2) During 1995, Fasco recognized lower expenses in the amount of $746,000 ($373,000 for the six months) as a result of a curtailment relative to its postretirement benefit plans. Postretirement benefits will not be offered subsequent to the acquisition and, therefore, this benefit has been reversed in the pro forma presentation. The pro forma adjustments also recognize the reversal of $714,000 in expenses allocated by Fasco's former parent company during the six month period. Additionally, recognition has been given to $400,000 in annual savings ($200,000 for the six months) from lower salary and fringe benefit costs related to administrative positions which will be eliminated in March as a result of integrating these functions.

    3)  Amortization of the Non-compete Agreement from the acquisition.

    4) Elimination of the historical interest expense of Fasco and recognition of pro forma interest resulting from indebtedness associated with the transaction (such interest assumed to bear a rate of 7.0%).

    5)  Income taxes are provided at a rate of 38.5%.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               THE RIVAL COMPANY



Date:  March 18, 1996



By: /s/  Thomas K. Manning
    -------------------------------------
    Thomas K. Manning
    President and Chief Executive Officer
    Duly Authorized Officer

                               INDEX TO EXHIBITS

Exhibit
Number      Description
-------     -----------

   1 Stock Purchase Agreement between H.S. Investments, Inc. as seller, and The Rival Company, as buyer, dated as of December 29, 1995 (incorporated by reference to Exhibit 2 to Form 8-K dated as of January 2, 1996 and filed on January 16, 1996).

   2 Audited Financial Statements of Fasco Consumer Products, Inc. as of and for the nine months ended September 30, 1995.

                         FASCO CONSUMER PRODUCTS, INC.





                             FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1995



                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


Board of Directors
Fasco Consumer Products, Inc.:


We have audited the accompanying balance sheet of Fasco Consumer Products, Inc. as of September 30, 1995 and the related statements of earnings, stockholder's equity and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fasco Consumer Products, Inc. as of September 30, 1995 and the results of its operations and its cash flows for the nine-month period then ended, in conformity with generally accepted accounting principles.


                                                /s/  KPMG Peat Marwick LLP


February 2, 1996

                         FASCO CONSUMER PRODUCTS, INC.

                                 Balance Sheet

                              September 30, 1995

                             Assets
                             ------

Current assets:
  Cash                                                          $   413,697
  Accounts receivable, net                                        6,448,642
  Inventories                                                     7,164,468
  Deferred income taxes                                             895,323
  Prepaid expenses and other current assets                         455,135
                                                                -----------
        Total current assets                                     15,377,265

Property, plant and equipment, net                                7,497,639
                                                                $22,874,904
                                                                ===========

            Liabilities and Stockholder's Equity
            ------------------------------------

Current liabilities:
  Trade accounts payable                                        $ 2,464,137
  Accrued expenses                                                  201,382
  Accrued employee compensation                                     431,963
                                                                -----------
        Total current liabilities                                 3,097,482

Deferred income taxes                                               144,527
Accrued postretirement benefit obligation                         1,031,000
Accrued pension obligation                                          104,018
        Total liabilities                                       -----------
                                                                  4,377,027
                                                                -----------

Stockholder's equity:
  Common stock, $1.00 par value; authorized 10,000 shares;
    issued and outstanding 5,000 shares                               5,000
  Additional paid-in capital                                     16,550,315
  Retained earnings                                               1,942,562
                                                                -----------
        Total stockholder's equity                               18,497,877

Commitments and contingencies
                                                                -----------
                                                                $22,874,904
                                                                ===========

See accompanying notes to financial statements.

                         FASCO CONSUMER PRODUCTS, INC.

                             Statement of Earnings

                  Nine-month period ended September 30, 1995

Net sales                                                       $30,883,984
Cost of sales                                                    21,113,602
                                                                -----------
        Gross profit                                              9,770,382

Selling expenses                                                  5,439,112
General and administrative expenses                               1,522,355
                                                                -----------
        Operating income                                          2,808,915

Interest expense                                                     33,278
                                                                -----------
        Earnings before income taxes                              2,775,637

Income tax expense                                                1,093,905
                                                                -----------
        Net earnings                                            $ 1,681,732
                                                                ===========

See accompanying notes to financial statements.

                         FASCO CONSUMER PRODUCTS, INC.

                       Statement of Stockholder's Equity

                  Nine-month period ended September 30, 1995

                                         Additional
                                 Common   paid-in    Retained
                                  stock   capital    earnings     Total
                                 ------  ----------  ---------  ----------
Balance, December 31, 1994       $5,000  12,294,961    260,830  12,560,791

Net earnings                        --          --   1,681,732   1,681,732

Capital contributions from
  parent company, net               --    4,255,354        --    4,255,354
                                 ------  ----------  ---------  ----------

Balance, September 30, 1995       5,000  16,550,315  1,942,562  18,497,877
                                 ======  ==========  =========  ==========

See accompanying notes to financial statements.

                         FASCO CONSUMER PRODUCTS, INC.

                            Statement of Cash Flows

                  Nine-month period ended September 30, 1995


Cash flows from operating activities:
  Net earnings                                                  $ 1,681,732
  Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation and amortization                                 777,817
      Provision for accounts receivable                              28,072
      Deferred income taxes                                         441,171
      Changes in assets and liabilities:
        Accounts receivable                                        (396,231)
        Inventories                                               1,588,601
        Prepaid expenses and other current assets                    26,737
        Accounts payable                                           (250,071)
        Accrued expenses                                         (3,892,049)
                                                                 ----------
           Net cash provided by operating activities                  5,779
                                                                 ----------

Cash flows from investing activities - capital expenditures      (2,447,436)
                                                                 ----------

Cash flows from financing activities:
  Repayment of long-term debt                                    (1,400,000)
  Capital contributions from parent company, net                  4,255,354
                                                                 ----------
           Net cash provided by financing activities              2,855,354
                                                                 ----------

           Net increase in cash                                     413,697

Cash at beginning of period                                           -
                                                                 ----------
Cash at end of period                                            $  413,697
                                                                 ==========

Cash paid for interest                                           $   55,096
                                                                 ==========


See accompanying notes to financial statements.

                         FASCO CONSUMER PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1995


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

    Description of Business
    -----------------------

    Fasco Consumer Products, Inc. (Fasco or the Company) is a wholly-owned subsidiary of H.S. Investments, Inc., whose ultimate parent is BTR PLC. Fasco operates a plant in Fayetteville, North Carolina where it manufactures ceiling fans, baseboard heaters, ventilation systems and other home comfort and industrial products. Fasco products are sold through wholesale distribution to the electrical and building contractor trade, and through retail distribution to home centers, warehouse clubs, hardware stores and building materials retailers. Wholesale and retail sales represented approximately 60% and 40% of sales for the nine-month period ended September 30, 1995, respectively. The Company's customers are located throughout the United States and Canada.

    Fasco's raw materials are readily available, and Fasco is not dependent on a small group of suppliers.

    Use of Estimates
    ----------------

    Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    Inventories
    -----------

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

    Depreciation
    ------------

    Depreciation on property, plant and equipment is computed on a straight-line basis over the estimated useful lives of the assets which range from three to thirteen years on machinery and equipment and furniture and fixtures, and up to fifty years on buildings.

    Income Taxes
    ------------

    Fasco is included in the consolidated federal income tax return filed by its parent company and other affiliated companies. Income taxes are determined on a separate return basis.

    Fasco accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

                                                                     (Continued)

                         FASCO CONSUMER PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS


     Self-insurance
     --------------

     Fasco maintains a self-insurance program, through its parent company, against general and product liability claims, as well as certain medical claims and workers' compensation claims, with excess coverage above the self-insured retention. Provisions for such claims are accrued based upon estimates of aggregate liability.

     Net Sales
     ---------

     Fasco recognizes revenue at the time products are shipped to its customers.
         Sales to two of Fasco's customers were 14% and 13% of sales for the nine-month period ended September 30, 1995.

     Fair Value of Financial Instruments
     -----------------------------------

     Fasco is not a party to any derivative financial instruments. The carrying amount of cash, accounts receivable and trade accounts payable approximates fair value because of the short maturity of these instruments.

     Related Party Transactions
     --------------------------

     The parent company of Fasco provides certain management, corporate, financial and administrative services to Fasco. Fees for these services are determined based generally on an allocation from the parent company of actual costs incurred and amounted to $1,537,000 for the nine-month period ended September 30, 1995.

     Fasco purchases motors used in its products from an affiliated company.
         Such purchases amounted to $2,099,000 for the nine-month period ended September 30, 1995.

     Cash generated by Fasco is transferred to the parent company. Cash required by Fasco is transferred from the parent company. The net cash transfer received from the parent company has been presented as a net capital contribution in the accompanying financial statements for the nine-month period ended September 30, 1995.

 (2) ACCOUNTS RECEIVABLE
     -------------------

     Accounts receivable at September 30, 1995 consist of:

     Trade                                       $7,306,295
     Less allowance for doubtful accounts,
       discounts and sales rebates                  857,653
                                                 ----------
                                                 $6,448,642
                                                 ==========

 (3) INVENTORIES
     ------------

     Inventories at September 30, 1995 consist of:

          Raw materials                          $2,895,141
          Work in process                         1,369,993
          Finished goods                          2,899,334
                                                 ----------
                                                 $7,164,468
                                                 ==========

                                                                     (Continued)

                         FASCO CONSUMER PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS


(4)  PROPERTY, PLANT AND EQUIPMENT
     -----------------------------

     Property, plant and equipment at September 30, 1995 consist of:

          Land and improvements                      $   223,498
          Buildings                                    3,481,988
          Machinery and equipment                     15,226,717
          Furniture and fixtures                         125,808
          Automobiles                                    134,706
                                                     -----------
                                                      19,192,717

          Less accumulated depreciation               11,695,078
                                                     -----------
                                                     $ 7,497,639
                                                     ===========

 (5) INCOME TAXES
     ------------

     Income tax expense for the nine-month
         period ended September 30, 1995 is
         comprised of the following:

          Current:
               Federal                               $   523,405
               State and local                           129,329
                                                     -----------
                         Total current tax expense       652,734
                                                     -----------

          Deferred:
               Federal                                   353,760
               State and local                            87,411
                                                     -----------
                         Total deferred income           441,171
                          taxes                      -----------
                         Total income tax expense    $ 1,093,905
                                                     ===========

     The tax effects of temporary differences that result in deferred tax assets and liabilities at September 30, 1995 and December 31, 1994 are presented below. There were no valuation allowances provided.



                                                   September 30,  December 31,
                                                       1995           1994
                                                   -------------  ------------
          [S]                                      [C]            [C]
          Reserves not currently deductible           $  907,810     1,202,500
          Inventory                                      319,417       302,992
          Other                                           54,002       111,692
                                                      ----------     ---------
                           Total deferred              1,281,229     1,617,184
                            income tax assets         ----------     ---------

          Depreciation                                   530,433       414,786
          Other                                            -            10,431
                                                      ----------     ---------
                           Total deferred                530,433       425,217
                            income tax                ----------     ---------
                            liabilities
                           Net deferred income        $  750,796     1,191,967
                            tax assets                ==========     =========


                                                                     (Continued)

                         FASCO CONSUMER PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS


     Actual income tax expense differs from expected income tax expense based on the statutory federal income tax rate of 34% for the nine-month period ended September 30, 1995 due to the following:


             Expected income tax expense                 $  943,717
             State income tax expense, net of federal
                  income tax effect                         143,048
             Other                                            7,140
                                                         ----------
                            Total income tax expense     $1,093,905
                                                         ==========

     Total income taxes paid for the nine-month period ended September 30, 1995 were $811,000.

(6)  PENSION AND POSTRETIREMENT PLANS
     --------------------------------

     Fasco participates along with its parent company and other affiliated companies in a noncontributory defined benefit pension plan covering substantially all employees. The following table sets forth the plan's funded status and the amounts included in Fasco's balance sheet at September 30, 1995:


     Actuarial present value of accumulated benefit obligation:
         Vested                                                      $3,379,041
         Nonvested                                                       93,157
                                                                     ----------
             Accumulated benefit obligation                           3,472,198

     Excess of projected benefit obligation over accumulated
       benefit obligation                                               484,592
                                                                     ----------
             Projected benefit obligation                             3,956,790

     Fair value of plan assets                                        3,895,488
                                                                     ----------
             Plan assets less than projected benefit
               obligation                                                61,302

     Unrecognized net gain                                               42,716
                                                                     ----------
               Accrued pension obligation                            $  104,018
                                                                     ==========

     The components of the net periodic pension cost of the plan relating to Fasco for the nine-month period ended September 30, 1995 is as follows:


          Service cost                              $ 110,678
          Interest cost                               234,108
          Actual return on plan assets               (240,768)
                                                    ---------
              Net periodic pension expense          $ 104,018
                                                    =========

      Significant pension plan assumptions  are as follows:

          Discount rate                                  8.50%
          Expected long-term rate of return on           9.00
            plan assets
          Salary increase rate                           5.00

                                                                     (Continued)

                         FASCO CONSUMER PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS


     Fasco participates along with its parent company and other affiliated companies in a 401(k) plan which allows employees to make voluntary contributions, as defined. Fasco makes partial matching contributions which were $178,000 for the nine-month period ended September 30, 1995.

     Fasco participates along with its parent company in a defined benefit health care plan that provides postretirement medical benefits to full-time employees who meet minimum age and service requirements. The plan is unfunded, provides for retiree contributions adjusted annually, and contains other cost-sharing features. The following table sets forth the plan's funded status and the amounts included in Fasco's balance sheet at September 30, 1995:


     Accumulated postretirement benefit obligation:

       Retirees                                        $  217,000
       Active plan participants                           200,000
                                                       ----------
                                                          417,000
       Fair value of plan assets                               --
                                                       ----------
           Accumulated postretirement benefit
             obligation in excess of plan assets          417,000

       Unrecognized net gain                              614,000
                                                       ----------
         Accrued postretirement benefit cost           $1,031,000
                                                       ==========

     Net postretirement benefit for the nine-month period ended September 30, 1995 is comprised of the following:


        Service cost                                 $   5,000
        Interest                                        42,000
        Curtailment gain                              (752,000)
        Net amortization and deferral                  (41,000)
                                                     ---------
            Net postretirement benefit               $(746,000)
                                                     =========

     A curtailment gain of $752,000 was recognized during the nine-month period ended September 30, 1995 due to a reduction in the work force of Fasco.

     For measurement purposes, an 11.40% annual rate of increase in the per capita cost of covered benefits (health care cost trend rate) was assumed for 1995; the health care cost trend rate was assumed to decrease gradually to 6.0% by the year 2006 and remain at that level thereafter. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 8.50%.

                                                                     (Continued)

                         FASCO CONSUMER PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS


(7)  LEASES
     ------

     Fasco maintains operating leases on certain equipment. Rental expense under such leases amounted to $194,450 for the nine-month period ended September 30, 1995. Future rental commitments under noncancelable operating leases with a remaining term in excess of one year at September 30, 1995 are as follows:


                     1996                        $178,419
                     1997                         140,630
                     1998                          95,583
                     1999                          75,498

(8)  CONTINGENCIES
     -------------

     Fasco is party to various product liability lawsuits relating to its products and incidental to its business. Fasco believes that the ultimate conclusion of the various pending claims and lawsuits of the Company will not have a material adverse effect on the financial statements of Fasco.

(9)  SUBSEQUENT EVENT
     ----------------

     On January 2, 1996, 100% of the common stock of Fasco was acquired by The
       Rival Company.